UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

SIRVA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On May 15, 2006, SIRVA, Inc. (“SIRVA”) issued a press release announcing, among other matters, preliminary operating results for the nine months ended September 30, 2005 (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On May 16, 2006, SIRVA expects to hold a conference call at 9:00 a.m. (Eastern) to discuss in more detail the preliminary operating results disclosed in the Press Release (the “Conference Call”). A copy of the script to be followed during the Conference Call is attached hereto as Exhibit 99.2 (the “Script”) and is incorporated herein by reference. The Script will also be posted to SIRVA’s website at www.sirva.com. The information presented in SIRVA’s website is not a part of this current report on Form 8-K.

Both in the Press Release and on the Conference Call, in addition to discussing certain financial measures recognized under generally accepted accounting principles (“GAAP”), SIRVA provided non-GAAP financial measures as additional information for investors. These measures are not in accordance with, or an alternative for, GAAP and may be different than measures used by other companies. SIRVA provided earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) on a historical and pro forma basis. SIRVA’s management uses EBITDA for reviewing its financial results and for business planning and performance assessment. SIRVA believes that this presentation allows investors to evaluate the current operational and financial performance of SIRVA’s business. A reconciliation of EBITDA to operating income, the most directly comparable GAAP measure, is included in the Press Release attached hereto as Exhibit 99.1.

The information in this Item 2.02 and Exhibits 99.1 and 99.2 is being furnished under Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 4.02                                          Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In the course of finalizing its financial results for the nine months ended September 30, 2005, SIRVA identified an error in the manner in which it translated foreign currencies to measure goodwill and intangible net assets. Specifically, the error resulted from SIRVA’s practice of translating goodwill denominated in foreign currencies at historical rates and not current rates.  This resulted in an approximate $41.4 million understatement of goodwill and intangible net assets at December 31, 2004. As a result, goodwill and intangible net assets, which were previously reported in SIRVA’s annual report on Form 10-K for the year ended December 31, 2004 (the “2004 Form 10-K”), as $619.9 million, will be restated and reported as $661.3 million. In addition, for the years 2000 through 2004, amortization expense would have decreased by an aggregate $0.6 million, and SIRVA would have recorded a $1.9 million tax benefit in 2002 resulting from the recognition of a previously written-off deferred tax asset. Accordingly, SIRVA will increase accumulated other comprehensive income and decrease accumulated deficit, each a component of stockholders’ equity, for 2004 by approximately $38.0 million and $2.5 million, respectively, to correct this error.

Management discussed this error with the audit committee of SIRVA’s board of directors and SIRVA’s independent registered public accounting firm, both of which agreed with the need to correct this error. On May 15, 2006, the audit committee concluded that the financial statements included in the 2004 Form 10-K should no longer be relied upon.  Accordingly, SIRVA expects to file an amendment to its 2004 Form 10-K to correct this error as soon as possible.

Item 7.01               Regulation FD Disclosure.

The Script (as defined in Item 2.02 above) is incorporated herein by reference. The information in this Item 7.01 is being furnished under Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

Not applicable.

(b)          Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transactions.

Not applicable.

(d)          Exhibits

99.1	Press Release, dated May 15, 2006.
99.2	Script to be followed by representatives of SIRVA during a conference call with investors to be held at 9:00 a.m. (Eastern) on Tuesday, May 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.
Date: May 16, 2006
	By:	/s/ J. Michael Kirksey
	Name:	J. Michael Kirksey
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press Release, dated May 15, 2006.
99.2	Script to be followed by representatives of SIRVA during a conference call with investors to be held at 9:00 a.m. (Eastern) on Tuesday, May 16, 2006.